UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 7, 2013

Hubbell Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Connecticut	1-2958	06-0397030
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

40 Waterview Drive, Shelton, Connecticut		06484
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	475 882 4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2013, the Board of Directors of Hubbell Incorporated (the "Company") elected Carlos M. Cardoso, 55, as Director of the Company. Mr. Cardoso was appointed to serve on the Board's Audit and Compensation Committees.

Mr. Cardoso has served as President and Chief Executive Officer of Kennametal, Inc. ("Kennametal"), a provider of wear-resistant solutions for the industrial and infrastructure markets since January 2006, and as Kennametal's Chairman since January 2008. Previously, he served as Executive Vice President and Chief Operating Officer of Kennametal, and President and Vice President, Metalworking Solutions and Services Group of Kennametal. Mr. Cardoso served as the President of the Pump Division of Flowserve Corporation, a provider of flow management products and services for nearly two years. Mr. Cardoso also spent six years with Honeywell International, Inc. (formerly Allied Signal, Inc.) in a variety of positions of increasing responsibility, and Vice President Manufacturing Operations for Colt's Manufacturing Company LLC, a maker of firearms. Mr. Cardoso is a Director of Stanley Black & Decker, Inc. and serves as Vice Chairman of the Executive Committee of the Manufacturer's Alliance (MAPI). He graduated with a bachelor's degree in Business Administration from Fairfield University, and a master's degree in management from the Hartford Graduate Center.

Mr. Cardoso will receive compensation consistent with the other non-management directors of the Company. Such compensation includes: (1) an annual base retainer of $75,000, annual Committee retainers of $10,000 for membership on the Audit Committee and $7,000 for membership on the Compensation Committee, paid quarterly and pro-rated based upon the effective date of his appointment; and (2) a restricted share grant of Class B common stock valued at $110,000 after each annual meeting of shareholders, which will vest at the next year’s annual meeting of shareholders provided that the director is still serving as a director at the time of the meeting. Mr. Cardoso is also eligible to defer receipt of such cash retainers pursuant to the terms of the Company's Deferred Compensation Plan for Directors (the "Plan"). Mr. Cardoso may elect to defer the retainers into a stock unit account in which each stock unit consisting of one share each of the Company’s Class A common stock and Class B common stock or into a cash account which is credited with interest at the prime rate as in effect at the Company’s principal commercial bank on the date immediately following the quarterly directors’ meeting, subject to certain terms and conditions of the Plan. Mr. Cardoso is also eligible to defer receipt of his annual restricted share grant into an restricted stock unit account under the Plan providing for the credit of one restricted stock unit for each share of restricted stock deferred. Under the Plan, dividend equivalents are earned on the stock units and restricted stock units and converted into additional stock units. Distributions are made in either a lump sum or in installment payments, at the Director’s election.

Item 7.01 Regulation FD Disclosure.

A copy of the Company's press release announcing the election of Mr. Cardoso to the Hubbell Incorporated Board of Directors is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press Release announcing the election of Mr. Carlos M. Cardoso to the Hubbell Incorporated Board of Directors.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS — Certain of the statements contained in this report and the exhibit attached hereto, including, without limitation, statements as to management’s good faith expectations and belief are forward-looking statements. Forward-looking statements are made based upon management’s expectations and belief concerning future developments and their potential effect upon the Company. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hubbell Incorporated

February 13, 2013	By:	/s/ Megan C. Preneta

Name: Megan C. Preneta
Title: Corporate Secretary and Assistant General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release announcing the election of Mr. Carlos M. Cardoso to the Hubbell Incorporated Board of Directors